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                                  EXHIBIT 24.4



STATE OF ALABAMA     )
                     )
COUNTY OF BALDWIN    )

                                POWER OF ATTORNEY

   Know all men by these presents, that I, J. DAVID SIMMONS, a Director of CROWN GROUP, INC., a Texas corporation, do constitute and appoint MARK D. SLUSSER my true and lawful attorney-in-fact, with full power of substitution, for me in any and all capacities, to sign, pursuant to the requirements of the Securities and Exchange Act of 1934, the Annual Report on Form 10-K for CROWN GROUP, INC. for the fiscal year ended April 30, 1999 and to file the same with the Securities and Exchange Commission and National Association of Securities Dealers, Inc., together with all exhibits thereto and other documents in connection therewith, and to sign on my behalf and in my stead, in any and all capacities, any amendments to said Annual Report, incorporating such changes as said attorney-in-fact deems appropriate, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes may do or cause to be done by virtue hereof.

   In witness whereof, I have hereunto set my hand and seal this 11th day of August, 1999.



                                                  /s/ J. David Simmons
                                               --------------------------------
                                               J. DAVID SIMMONS




                                 ACKNOWLEDGMENT

   Before me this 11th day of August, 1999, came J. DAVID SIMMONS, personally known to me, who in my presence did sign and seal the above and foregoing Power of Attorney and acknowledged the same as his true act and deed.



                                                  /s/ T. L. Hall
                                               --------------------------------
                                               NOTARY PUBLIC